UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	36-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)
(313) 758-2000
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On June 30, 2009, American Axle & Manufacturing Holdings, Inc. (“Holdings”) and American Axle & Manufacturing, Inc. (“AAM”) entered into a Waiver and Amendment (the “Waiver and Amendment”) to the Credit Agreement dated as of January 9, 2004, as amended and restated as of November 7, 2008 among Holdings, AAM, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) for the lenders party thereto (the “Lenders”), and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners (as amended and restated, the “Credit Agreement” and the facility thereunder the “Revolving Credit Facility”), with the Administrative Agent and the Lenders party thereto.
The Waiver and Amendment, among other things, provides a waiver through July 30, 2009 of the financial covenants relating to secured indebtedness leverage and interest coverage as well as a waiver of the collateral coverage requirement of the Credit Agreement. During the waiver period, AAM will be required to maintain a daily minimum liquidity of $100 million and will be limited in its ability to incur, refinance or prepay certain debt, make investments, and make restricted payments. As a condition to effectiveness of the Waiver and Amendment, AAM and substantially all of its domestic subsidiaries have provided a security interest to the Lenders over their domestic cash and cash equivalents.
A copy of the Waiver and Amendment is attached as Exhibit 99.1 and is incorporated by reference. The foregoing description is qualified in its entirety by reference to the full text of the Waiver and Amendment.
SECTION 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
SECTION 7 — Regulation FD
Item 7.01. Regulation FD
•	AAM was designated an essential supplier by General Motors (GM) and Chrysler LLC (Chrysler) and has collected substantially all pre-petition trade receivables due from GM and Chrysler.
•	As of June 30, 2009, AAM had approximately $280 million of liquidity, consisting of available cash, short-term investments and committed borrowing capacity on its Revolving Credit Facility.
•	AAM and its Lenders remain in active discussions regarding further modifications to the Revolving Credit Facility. AAM believes that the Waiver and Amendment is a positive step in this process.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements about the Company’s plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially as a result of many factors, including but not limited to: the impact on our business of the Chrysler LLC (Chrysler) bankruptcy filing on April 30, 2009; the impact on our business of the General Motors Corporation (GM) bankruptcy filing on June 1, 2009; our ability to maintain sufficient liquidity in light of recently announced extended production shutdowns by GM and Chrysler; whether GM will continue to obtain sufficient funding from either governmental or private sources; the ability of GM to comply with the terms of the Secured Term Loan Facility provided by the U. S. Treasury and any other applicable requirements of the Troubled Asset Relief Program (TARP); the impact on our business of requirements imposed on, or actions taken by, any of our customers in response to TARP or similar programs; global economic conditions; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants and commercial agreements; our customers’ (in addition to GM and Chrysler) and suppliers’ availability of financing for working capital, capital expenditures, R&D and other general corporate purposes; reduced purchases of our products by GM, Chrysler or other customers; reduced demand for our customers’ products (particularly light trucks and SUVs produced by GM and Chrysler); changes in liabilities arising from pension and other postretirement benefit obligations; our ability to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to maintain satisfactory labor relations and avoid future work stoppages; our suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to improve our U.S. labor cost structure; supply shortages or price increases in raw materials, utilities or other operating supplies; our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; continued or increased high prices for or reduced availability of fuel; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy regulations); adverse changes in economic conditions or the political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from warranty claims, product liability and legal proceedings to which we are or may become a party; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; other unanticipated events and conditions that may hinder our ability to compete.
It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

SECTION 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1	Waiver and Amendment dated as of June 30, 2009 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the banks and other financial institutions identified therein as lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:	/s/ Michael K. Simonte
	Name:	Michael K. Simonte
	Title:	Executive Vice President — Finance & Chief Financial Officer (also in capacity of Chief Accounting Officer)

Dated: June 30, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Waiver and Amendment dated as of June 30, 2009 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the banks and other financial institutions identified therein as lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.